Exhibit 99.1

Design Phase Underway for Studies to be Conducted by National Research Council and Lexaria

Kelowna, BC / March 14, 2017 / Lexaria Bioscience Corp. (OTCQB:LXRP) (CSE:LXX) (the “Company” or “Lexaria”) announces that the formal design phase for studies to be conducted under the master collaborative research agreement between the National Research Council of Canada (“NRC”) and Lexaria has commenced.

A number of studies have been proposed and are currently being evaluated , with the intention to begin work and produce results over multiple intervals in the coming months

The studies will be specifically designed to evaluate and determine the best methods for introducing heat; optimal temperatures attained; duration of heat and air exposure; and other criteria for processing lipophilic active agents within foods. Each of cannabinoids (such as THC), vitamins, NSAIDs and nicotine will be studied. Analytical testing including chromatography and physicochemical evaluations shall be undertaken, as required, for thorough analyses.

As well, studies have been proposed to evaluate the chemical conjugation between the lipophilic active agents and the bioavailability enhancing agents manipulated by Lexaria’s processing methods using analytical techniques such as nuclear magnetic resonance and/or mass spectrometry to thoroughly evaluate the nature of any molecular association between the agents achieved by Lexaria’s technology. Results from this study could provide Lexaria with a chemical or physical “fingerprint” that can help to identify Lexaria’s technology at work in consumer products, and will certainly lead to a greater understanding of the results of its processes. Additional studies not noted herein are also being considered.

In aggregate, results from these studies will add to the understanding of the physical and biochemical characteristics imparted on molecules that have been subjected to Lexaria’s technology, with a view to further demonstrating the power of the technology to prospective commercial partners across the various consumer product sectors the Company is targeting.

The results from these studies are expected to greatly assist the Company in achieving industry partnerships in sectors where the Company is not currently active. In addition, this work also provides for possible licensing of any arising, non-competing Lexaria intellectual property to NRC or its sub-licensees on terms to be defined in the future as applicable.

Lexaria expects that all the studies described herein can be performed under the master collaboration agreement already entered between the parties, although feasibility and budgetary evaluations are still under consideration and could affect our ability to have all these studies completed as expected. Additional information will be released once the initial study has commenced.

About Lexaria
Lexaria Bioscience Corp. is a food biosciences company with a proprietary technology for improved delivery of bioactive compounds. The Company’s lipophilic enhancement technology has been shown to enhance the bioavailability of orally ingested cannabinoids, while also improving taste. This technology promotes healthy ingestion methods, lower overall dosing and higher effectiveness in active molecule delivery. The Company’s technology is patent-protected for cannabidiol (CBD) and all other non-psychoactive cannabinoids, and patent-pending for Tetrahydrocannabinol (THC), other psychoactive cannabinoids, non-steroidal anti-inflammatory drugs (NSAIDs), nicotine and other molecules.
www.lexariabioscience.com

FOR FURTHER INFORMATION PLEASE CONTACT:
Lexaria Bioscience Corp.
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS
This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements, including but not limited to: that any additional stock warrants or stock options will be exercised. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Access to capital, or lack thereof, is a major risk and there is no assurance that the Company will be able to raise required working capital. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, the patent application and approval process and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that existing capital is sufficient for the Company's needs or that it will be able to raise additional capital. There is no assurance that Lexaria will successfully complete any other contemplated or existing technology license agreements; that the expected studies will be carried out with NRC as expected; or that results from any studies will be favorable or in any way support future business activities of any kind. There is no assurance that any planned corporate activity, business venture, or initiative will be pursued, or if pursued, will be successful. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patented and patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA). Lexaria Energy Foods and ViPovaTM products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.